Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
AMERICAN STOCK EXCHANGE ACCEPTANCE OF PLAN TO CURE NON-COMPLIANCE WITH CERTAIN
CONTINUED LISTING STANDARDS BY MILESTONE DATES
          Edison, New Jersey, September 9, 2008 — Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (the “Company” or “HCM”) announced today that on September 5, 2008, the American Stock Exchange (“Amex” or “Exchange”) notified the Company that it had granted the Company an extension until December 31, 2008 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Amex Company Guide and until October 8, 2009 to regain compliance with the continued listing standards of Section 1003(a)(i) of the Amex Company Guide.
Previously, on April 8, 2008, the Company received notice from the Amex Staff indicating that the Company was below certain of the Exchange’s continued listing standards. Specifically, the notice provided that the Company was not in compliance with (1) Section 1003(a)(i) of the Amex Company Guide due to stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, and (2) Section 1003(a)(iv) of the Amex Company Guide in that the Company had sustained losses which were so substantial in relation to overall operations or its existing financial resources, or its financial condition had become so impaired, that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue operations and/or meet its obligations as they mature.
The Company was afforded the opportunity to submit a plan of compliance and, on May 8, 2008, submitted its plan to the Exchange. The Exchange did not, at that time, accept the Company’s plan, and the Company appealed its decision to the Listing Qualifications Panel, with a scheduled hearing date of August 26, 2008. In support of its position, prior to the hearing, the Company submitted to the Exchange certain supplemental materials in advance of such hearing date. Based on those supplemental materials, the Amex notified the Company on August 25 that it was cancelling the hearing and granting the Company an extension to regain compliance with the continued listing standards.
The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the plan and to achieve certain milestones, or to regain compliance with the continued listing standards by the end of the extension period could result in the Company’s common stock being delisted from the American Stock Exchange.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2007 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.